UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

CLEAR-LITE HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street #400 Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 15, 2009 Clear-Lite Holdings, Inc., (the “Company”) consummated a Private Placement for the issuance and sale of a convertible debenture for up to $240,000 of principal amount and two series of warrants to purchase up to 1,600,000 shares of Common Stock, for aggregate gross proceeds of $200,000.

 In connection with the Private Placement and as part of the Subscription Agreement, we also entered into a registration rights agreement with the Investors, in which we agreed to file a Registration Statement with the SEC to register for resale the Investor Shares, within 70 calendar days of the Closing Date of the Private Placement, and use our best efforts to have the registration statement declared effective within 160 calendar days of the Closing Date of the Private Placement.

The issuance of the Note, the Series A Warrants and the Series B Warrants were exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(c) Exhibits

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Subscription Agreement
10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CLEAR-LITE HOLDINGS, INC.

Date: June 18, 2009	By:	/s/ Thomas J. Irvine
Thomas J. Irvine
President